EXHIBIT 16.1

Sherb & Co. LLP
805 Third Avenue
New York, New York 10028

June 12, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read Item 4 of Current Report on Form 8-K of Bancorp International Group, Inc.(Commission File No. 000-30544) dated June 8, 2006 and are in agreement with the statements contained in the second, third and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ SHERB & CO. LLP

Sherb & Co. LLP